UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square, Suite 2550 Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)
(901) 522-9300
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of MRI Interventions, Inc. (the “Company”) was held on June 3, 2014 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered and voted on the following proposals:

(1)	The election of nine directors to serve until the 2015 annual meeting of stockholders; and

(2)	The ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

The final voting results for each proposal are described below. For beneficial owners holding the Company’s common stock at a bank or broker institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

1.

Election of Directors. The following named persons were elected as directors of the Company to serve until the 2015 annual meeting of stockholders or until their successors have been duly elected and qualified or until their earlier death, resignation, disqualification or removal. The votes were cast as follows:

Nominee	For	Withheld	Broker Non-Votes
Kimble L. Jenkins	22,011,162	4,113,711	18,989,350
Charles E. Koob	21,398,161	4,726,712	18,989,350
Michael A. Pietrangelo	21,398,161	4,726,712	18,989,350
Philip A. Pizzo	25,991,296	133,577	18,989,350
Timothy T. Richards	25,988,961	135,912	18,989,350
Andrew K. Rooke	25,990,961	133,912	18,989,350
Michael J. Ryan	21,496,161	4,628,712	18,989,350
Maria Sainz	25,890,961	233,912	18,989,350
John N. Spencer, Jr.	21,496,161	4,628,712	18,989,350

2.

Ratification of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The votes were cast as follows:

For	Against	Abstain
44,780,238	234,086	99,899

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date: June 5, 2014